UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

February 8, 2005
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry Into A Material Definitive Agreement.

On February 8, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Watson Pharmaceuticals, Inc. (the “Company”) reviewed factors it had previously established to measure and determine whether to award a cash bonus to the Company’s Named Executive Officers (other than the Chief Executive Officer) for performance during the 2004 fiscal year.  The previously established factors consisted of the Company’s 2004 earnings per share, total net revenue, and total gross profits, as well as the departmental and individual performance of each Named Executive Officer.  After considering these previously established factors, the Committee awarded performance bonuses to its Named Executive Officers, other than the Chief Executive Officer, totaling $289,350.  Individual bonus amounts ranged from approximately $27,000 to $53,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2005.	WATSON PHARMACEUTICALS, INC.

	By:	/s/David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary